Exhibit 10.2

Amendment Two to the Exclusive Distribution Agreement

This Amendment Two (this “Amendment Two”), is effective as of March 17, 2025 (the “Effective Date”), and amends the Exclusive Distribution Agreement with an Effective Date of January 10, 2024, previously amended on April 30, 2024 (the “Agreement”), by and between AVITA Medical Americas, LLC (“Distributor”) and Stedical Scientific, Inc. (“Seller” or “Stedical”). Distributor and Stedical are referred to herein individually as “Party”, or collectively as “Parties.”

WHEREAS, the Parties now desire to amend the terms of the Agreement to better align with their ongoing needs.

NOW, THEREFORE, in consideration of the mutual covenants contained below, the Parties agree to amend the Agreement as follows:

1.
The definition of Stedical Scientific, Inc as “(“Seller”)” is revised to “(“Seller” or “Stedical”)”
2.
The first “WHEREAS” clause is deleted in its entirety and replaced with the following:

“WHEREAS, Stedical desires to have the Products (as defined in Schedule A) manufactured, distributed, and sold;

WHEREAS, Distributor intends to manufacture the Products under the terms of a separate Manufacturing Agreement with Stedical (the “Manufacturing Agreement”);”

3.
Section 3.1(l) is deleted in its entirety.
4.
Section 3.2(h) is deleted in its entirety.
5.
Section 4 is deleted in its entirety and replaced with the following:

“4. Revenue Sharing Arrangement; Milestone Payment Opportunities; Growth Targets.

4.1 Revenue Sharing. For all Products sold by Distributor under this Agreement, Distributor shall retain 60% of the revenue from each sale and, in exchange for the Buyer IP License granted in the Manufacturing Agreement (as that term is defined in the Manufacturing Agreement), remit the remaining 40% of revenue to Stedical, less the manufacturing cost and overhead allocation for Seller Distributed Goods (as that term is defined in the Manufacturing Agreement).

4.2 Payment Terms. Distributor shall pay all amounts due to Stedical on a monthly basis. Distributor shall make all payments in USD by wire transfer or automated clearing house. Stedical’s bank wire information is provided in Schedule A.

4.3 Milestone Payment Opportunities. During the Term and any Renewal Term, Stedical will have the opportunity to earn certain performance-based payments (each a “Milestone Payment”) on following terms and conditions:

(a) If Distributor achieves total sales of the Products in the Territory greater than $45,000,000, then Distributor shall pay to Stedical a milestone payment of $1,000,000 (equal to 2% of the first $45,000,000 in gross sales of the Products) within ninety days of the end of the month in which the achievement is accomplished (the “First Milestone Payment”).

(b) If Distributor achieves total sales of the Products in the Territory greater than $90,000,000, then Distributor shall pay to Stedical a milestone payment of $1,500,000 (equal to 3% of the second $45,000,000 in gross sales of the Products) within ninety days of the end of the month in which the achievement is accomplished (the “Second Milestone Payment”)

(c) If Distributor achieves the First and Second Milestone Payments, then Distributor shall pay to Stedical, on a quarterly basis, an additional Milestone Payment equal to 2.5% of all amounts that are paid to Stedical under Section 4.1 of this Agreement after the payment of the First and Second Milestone Payments.”

4.4 Growth Minimums and Goals. Distributor shall commit to certain annual revenue minimums for sale of Products under this Agreement. For 2025, Distributor shall achieve $6,000,000 in gross sales of Products (the “Initial Growth Minimum”). For every year thereafter, Distributor shall achieve a minimum 20% increase in revenue from sale of the Products (“Annual Growth Minimum(s)”). Additionally, and also for every year thereafter, Distributor and Stedical shall negotiate in good faith to agree upon an annual revenue goal for sale of Products under this Agreement that is reasonably tied to Distributor’s annual revenue growth rate, excluding revenue from Products (each, a “Growth Goal”). Distributor may fail to meet a single Initial Growth Minimum or Annual Growth Minimum (each a “Growth Minimum”) without any effect. In the event that Distributor fails to achieve a Growth Minimum for two subsequent years, Distributor shall be able to cure such failure by making a cash payment equal to the difference between the revenue that would have been remitted to Stedical under Section 4.1 if Distributor had achieved such Growth Minimums and the revenue actually remitted to Stedical over that same time period.

6.
Sections 6-7 are each re-titled “RESERVED” and are otherwise deleted in their entirety.
7.
Section 9.1 is deleted in its entirety and replaced with the following:

“9.1 Term. The term of this Agreement, as amended, commences on the Effective Date of Amendment Two and terminates on the tenth anniversary of that date, unless terminated earlier under the terms of this Agreement (the "Term"). At least thirty days before the expiration of the Term, the Parties may extend the Term by a mutual written agreement. If Distributor has successfully achieved $90,000,000 in sales in the Territory during the Term, the Agreement shall automatically renew for an additional ten-year period (a “Renewal Term”), unless terminated earlier under the terms of this Agreement.”

8.
Sections 9.3 is deleted in its entirety and replaced with the following:

“9.3 Distributor Termination Rights. Distributor may terminate this Agreement by providing written notice to Stedical:

(a) if, after thirty (30) days’ written notice from Distributor and Stedical’s failure to take corrective action, Stedical sells or attempts to sell Products in the Territory;

(b) if Distributor terminates the Manufacturing Agreement due to Stedical’s or Stedical’s Affiliates’ breach or non-performance thereof;”

9.
Section 9.4 is re-titled “RESERVED” and otherwise deleted in its entirety.
10.
In Section 12.1 the words “the Territory” are deleted and replaced with “any relevant

Government Entity”
11.
Section 13 is re-titled “RESERVED” and otherwise deleted in its entirety.
12.
Section 19 is deleted in its entirety and replaced with the following:

“19. Contingency & Read Together. This Amendment Two is contingent upon the execution and delivery of the Manufacturing Agreement. In the event that the Manufacturing Agreement (attached as Exhibit A) is not signed within two days of the execution of this Amendment Two, this Amendment Two shall be null and void. This Amendment Two shall be read and construed in conjunction with the Agreement, any previous amendments thereto, and the Manufacturing Agreement.

13.
Schedule A is deleted in its entirety and replaced with the attached Schedule A.
14.
Schedule B is deleted in its entirety and replaced with the attached Schedule B.
15.
To the extent any terms of the Agreement conflict with the terms herein, this Amendment Two shall govern. All other terms and conditions of the Agreement will remain unchanged and in full force and effect.
16.
This Amendment Two may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument. To the maximum extent permitted by law or any applicable governmental authority, any document may be signed and transmitted by PDF or facsimile with the same validity as if it were an ink-signed document.

IN WITNESS WHEREOF, the Parties have caused this Amendment Two to be executed by their duly authorized officers as of the Effective Date.

AVITA Medical Americas, LLC	Stedical Scientific, Inc.
By:	By:
Name: Jim Corbett	Name: Lin Sun
Title: CEO	Title: Chairman
Date:	Date:

Schedule A

Products

·
“Products” or “Products” means all models of Stedical’s variable porosity dressing products with the trade name PermeaDerm Biosynthetic Wound Matrix and any new releases, enhancements or modifications thereof as agreed by Distributor and Stedical from time to time.
•
[SELLER BANKING INFORMATION]

Beneficiary Name	Stedical Scientific, Inc.
Account Number
Beneficiary Address	2888 Loker Ave E STE 319, Carlsbad, CA 92010, USA
SWIFT CODE

ACH Routing Number
ABA Routing Number
Receiving Bank Name	Bank of America, N.A.
Receiving Bank Address	Bank of America, N.A., 222 Broadway, New York, NY 10038 (U.S. dollars) Bank of America, N.A., 555 California St, San Francisco, CA 94104 (Foreign currency)

Schedule B

Monthly Reporting Parameters

Distributor shall provide to Stedical, beginning on the tenth business day after the one-month anniversary of the Effective Date, monthly reports that provide the following information from the previous calendar month:

•
Summary report of all customer complaints reported in accordance with Section 5;
•
Number of Products sold, by Products name;
•
Sale price of Products on both a monthly and quarterly basis, by Products name;
•
Number of hospitals purchasing;
•
Number of new customers;
•
Number of patients treated, by indication; (using reasonable commercial efforts to reach a realistic estimate)

•
Market intelligence of competitive activity;
•
Emerging training deficits (if any);
•
New physician studies involving the Products of which Distributor becomes aware; and
•
Any other pertinent information related to the performance of the Agreement.

EXHIBIT A

[MANUFACTURING AGREEMENT]